19 April 2006


                             ARTICLES OF ASSOCIATION
                                       of
                      A/S Dampskibsselskabet TORM Article 1


Article 1

1.1. The Company's name is Aktieselskabet Dampskibsselskabet TORM.

1.2. The  Company  also  carries  out  business   under  the   secondary   names
     Aktieselskabet of 3. November 1986 (A/S Dampskibsselskabet TORM) and BWT 3 ApS (A/S Dampskibsselskabet TORM).

1.3. The Company's registered office is situated in the Municipality of Gentofte.

1.4. The objects for which the Company has been established are to carry out business within shipping, chartering and other transport services, to make investments, including in real property, and to carry on such other business as the Board of Directors may deem incidental to the attainment of the said objects. The objects may be attained by ownership in whole or in part, including as shareholder, partner or otherwise of any other business which has one or more of the objects set out above.

Article 2

2.1. The Company's share capital is DKK 364,000,000.00 divided into shares of DKK 10.00 each or any multiple thereof.

2.2. The share capital has been fully paid up.

2.3. In the period until 1 April 2011, the Company's share capital may at the discretion of the Board of Directors be increased in one or more issues of new shares by up to DKK 182rn. The increase may be made by cash contribution or as consideration for the acquisition of all or part of an existing business or specific assets, including shares.

2.4. By virtue of Article 2(3), the Board of Directors may offer the shares for subscription at market price without the existing shareholders having any preferential subscription rights.

2.5. The new shares, which shall be negotiable instruments, shall be issued to bearer.

     Until 1 April 2010 the Board of Directors shall be authorised to increase the share capital in one or more transactions by up to nominally DKK
     10.000.000 shares in total, corresponding to 1.000.000 shares, by cash payment of not less than DKK 10,50 per share of DKK 10 by subscription among the employees of the Company and/or of its subsidiaries, without the shareholders of the Company having any pre-emption rights. The other terms and conditions for the subscription will be determined by the Board of Directors. The new shares shall carry the same rights as the existing shares as set out in the Articles of Association of the Company, including that they shall be negotiable instruments, that they shall be issued to the holder but may be recorded in the Company's register of shareholders in the name of the holder, that they shall not be subject to redemption, that there shall be no restrictions to the transferability of the new shares, and that the new shares shall not confer any special rights on their holders. The shares shall be subject to the applicable rules on taxation of employee shares

Article 3

3.1. The   Company's   shares   shall  be   negotiable   instruments,   and  the
     transferability of the shares shall not be subject to any restrictions.

3.2. The shares shall be issued through the Danish Securities Centre and/or under an American Depositary Receipt Program (ADR Program).

3.3. The shares shall be issued to bearer, but may be entered in the Company's register of shareholders in the name of the holder.

3.4. No share shall confer special rights upon its holder.

3.5. No shareholder shall be obliged to have his shares redeemed.

3.6. When the audited annual report has been adopted by the Company in general meeting, the declared dividend shall be distributed by transfer to the accounts designated by the shareholders in accordance with the rules on the Danish Securities Centre in force from time to time.

3.7. Any dividend payable to a shareholder which remains unclaimed for five years after the due date shall accrue to the Company.

Article 4

4.1. If previously issued shares have been lost and no application for registration of the shares has been filed with the Danish Securities
     Centre, such shares and appurtenant coupon sheets, talons and interim certificates may on the Company's initiative and at the expense of the applicant be cancelled without judgment in accordance with the statutory rules on this in force from time to time.

Article 5

5.1. The general meetings of the Company shall be held in Copenhagen.

5.2. Annual general meetings shall be held every year before the end of April.

5.3. Proposals made by shareholders shall be submitted in writing to the Board of Directors not later than 15 February in order to be considered at the annual general meeting.

5.4. Extraordinary general meetings shall be held when the Board of Directors or the auditors think fit. Extraordinary general meetings shall be convened within 14 days if requisitioned in writing by shareholders holding one-tenth of the share capital for the purpose of considering specific business.

5.5. General meetings shall be convened four weeks before the general meeting at the earliest. Annual general meetings shall be convened not later than 14 days before the meeting and extraordinary general meetings shall be convened not later than eight days before the meeting.

5.6. General meetings shall be convened by a notice inserted in the national Danish newspapers Berlingske Tidende and Borsen and in such manner and in such form as may at any time be required by the stock exchanges on which the Company's shares or ADR receipts (American Depositary Receipts) are listed. Written notice of the meeting shall, however, be given to all shareholders entered in the Company's register of shareholders and/or to all ADR holders who have registered their holdings with the Company on request.

5.7. The notice convening the general meeting shall specify the business to be transacted at the meeting. If proposals for amendments to the Articles of Association are to be considered, the essential aspects of the proposal shall be stated in the notice.

Article 6

6.1. The agenda for the annual general meeting shall be as follows:

     1.   Directors report on the activities of the Company in the past year

     2.   Presentation for adoption of the annual report.

     3. The Board of Director's proposal for the appropriation of profits or provision for losses in accortdance with the adopted annual report.

     4.   Election of members to the Board of Directors.

     5.   Appointment of auditor/auditors

     6.   Any other business and notices.

Article 7

7.1 Any shareholder and any ADR holder shall be entitled to attend the general meeting provided he has, no later than four days before the meeting, obtained an admission card for the meeting from the office of the Company on presentation of due evidence of authority or by referring to registration of shares or ADR's.

7.2. The issue of an admission card requires documentation for the title to shares or ADR's not registered in the name of a holder in the form of a deposit receipt issued within the last ten business days by the Danish Securities Centre or the depositary bank and a written declaration showing that the shares or ADR's have not or will not be transferred until, at the earliest, the day after the general meeting for which the admission card is required.

7.3. Each share of DKK 10.00 shall give its holder the right to one vote. Shares acquired by transfer shall not carry any voting rights unless the shareholder has registered his shares or has given notice of or provided documentation for his acquisition at the latest on the day before the general meeting is advertised in the Danish national newspapers, Berlingske Tidende and Borsen.

7.4. The shareholder and the ADR holder shall be entitled to attend the general meeting by proxy.

7.5. The proxy shalt produce a written and dated instrument appointing him as proxy which cannot be given for a period exceeding one year.

Article 8

8.1. The Board of Directors shall appoint a chairman to preside the general meeting and decide all matters relating to the transaction of business and the voting, always provided that any voting shareholder may demand that the resolutions put to the vote of the meeting should be decided by poll.

Article 9

9.1. General meetings can only form a quorum provided that at least 1/3 of the share capital is represented.

9.2. At general meetings, all resolutions shall be passed with simple majority.

9.3. Any adoption of resolutions for amendment of the Articles of Association, the dissolution or merger of the Company with another company or firm, the use of the Company's foundation, rejection of the annual report and/or the Directors' proposal for appropriation of profits, appointment of member(s) of the Company's Board of Directors requires that at least 3/5 of the share capital is represented at the general meeting and that the resolution is adopted by at least 2/3 of all votes cast unless any such resolution is proposed by the Company's Board of Directors_ Any resolution for the amendment of the Company's Articles of Association is further subject to the conditions set out in Sections 78-79 of the Danish Companies Act.

9.4. In the event that shareholders have at the annual general meeting decided by simple majority not to adopt the Company's annual report, the general meeting may, notwithstanding the above, decide by simple majority to submit the annual report for a new audit.

9.5. In the event that a general meeting has been convened for the purpose of adopting a resolution requiring qualified majority and if an insufficient number of shares are represented at such meeting, the Board of Directors shall as soon as possible convene a new general meeting at which the proposal, irrespective of the number of shares represented, may be adopted by 5/6 of all votes unless 1/3 of the votes represented is against the proposal at the first general meeting. Instruments appointing a proxy for the first general meeting shall, unless expressly revoked, be valid also for the second general meeting.

9.6. If a resolution is passed by simple majority in accordance with the second paragraph of this Article, the following shall apply:

     In case of equality of votes in connection with the election of members to the Board of Directors, auditor/auditors or liquidators, the matter shall be decided by lot between the relevant persons. A proposal shall otherwise be deemed rejected if an equal number of votes has been cast for and against the proposal.

Article 10

10.1. The proceedings of the general meeting shall be briefly recorded in a minute book authorized by the Board of Directors for this purpose, and the minutes shall be signed by the chairman of the meeting and the members of the Board of Directors present at the meeting.

Article 11

11.1 The Company shall be managed by a Board of Directors made up of a minimum of three and a maximum of six members elected from among the shareholders by the Company in general meeting. If employee directors have been elected in accordance with the provisions of the Danish
      Companies Act, such employee directors shall join the Board of Directors in accordance with the rules in force from time to time.

11.2. At least two-thirds of the members of the Board of Directors shall be Danish citizens resident in Denmark.

11.3. The members of the Board of Directors elected by the Company in general meeting shall hold office for a term of four years so that they resign at the fourth annual general meeting after the general meeting at which they were elected. Any employee directors shall retire in accordance with the provisions of the Danish Companies Act.

11.4. Retiring members of the Board of Directors shall be eligible for re-election.

11.5. If, at a general meeting, a shareholder wants to propose a person other than a retiring member of the Board of Directors or if a new member has been proposed by the Board of Directors, notice stating the name of the candidate shall be submitted to the Board of Directors not later than eight days before the general meeting in question.

Article 12

12.1. The Board of Directors shall appoint a managing director to be in charge of the day-to-day management of the Company, and possibly one or more managers.

12.2. The Board of Directors shall be entitled to buy, sell and mortgage real property and ships.

12.3. The Board of Directors shall appoint from among its members a chairman and a deputy chairman to substitute the chairman in his absence.

12.4. The Board of Directors may grant individual or joint power of procuration.

12.5. The Board of Directors shall lay down rules of procedure for the performance of its duties. The Board of Directors shall make its decisions by a simple majority of votes. In case of equality of votes, the chairman shall have the casting vote.

12.6. The members of the Board of Directors shall receive a fixed emolument. The total proposed emolument shall be included in a special note in the annual report and be presented for adoption together with the annual report.

Article 13

13.1. The Company shall be bound by the joint signatures of three members of the Board of Directors, one of whom shall be the chairman or the deputy chairman, or by the joint signatures of two members of the Board of Directors, one of whom shall be the chairman or the deputy chairman, and the Managing Director.

Article 14

14.1. The annual reports of the Company shall be audited by one or two auditors, at least one of whom shall be a state-authorised public accountant. The auditor/auditors shall be appointed by the Company in general meeting for a term of one year..

Article 15

15.1. The Company's accounting year shall be the calendar year.

As adopted at the annual general meeting held on 19 April 2006.

Note: These Articles of Association are prepared in both a Danish and an English version. In the event of a conflict between them, the Danish version shall prevail.

As Chairman of the Meeting



Jan Erlund